                       FIRST AMENDMENT TO LEASE AGREEMENT


THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment"), dated as of
     May 10, 1995, between ALP (TX) QRS 11-28, INC., a Texas corporation ("Landlord"), and SUPERIOR TELETEC INC., a Georgia corporation f/k/a Superior TeleTec Transmission Products, Inc. ("Tenant").


                              W I T N E S S E T H:


     WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement, dated as of December 16, 1993 (the "Lease"); and

     WHEREAS, the parties hereto have agreed to amend the Lease as hereinafter set forth.

     NOW, THEREFORE, intending to be legally bound and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Lease.

     2. TERMINATION EVENTS. The Lease is hereby amended by deleting clause (i) of Paragraph 18(a) and inserting the following clause in lieu thereof: "the Leased Premises shall be taken by a Taking".

     3.   EVENTS OF DEFAULT.  The Lease is hereby amended by deleting clause
(vii) of Paragraph 22(a) and inserting the following clause in lieu thereof:
"Tenant or Guarantor shall breach any Covenant".

     4. BASIC RENT PAYMENTS. Exhibit D (Basic Rent Payments) to the Lease is hereby amended by (a) deleting the amount "$22,400.25" appearing in the first sentence of Paragraph 1 and inserting the amount "$26,566.92" in lieu thereof and (b) deleting the amount "$525,000" appearing in the first sentence of Paragraph 3(c)(i) and inserting the amount "$575,000" in lieu thereof.

     5. FINANCIAL COVENANTS. The Lease is hereby amended by deleting the Financial Covenants attached to the Lease as Exhibit E and inserting the Financial Covenants attached hereto as Exhibit E in lieu thereof; PROVIDED, however, that at such time as the indebtedness created pursuant to the Agreement (as defined on Exhibit E attached hereto) is refinanced, the Lease shall be further amended to incorporate the covenants set forth in the agreement pursuant to which such indebtedness is refinanced and, to the extent that such covenants relate to the subject matter of the Financial Covenants set forth on Exhibit E attached hereto, to delete such Financial Covenants.

     6. SUCCESSORS AND ASSIGNS. Except as specifically amended by this Amendment, the terms and conditions of the Lease shall remain in full force and effect and shall be binding upon Landlord and Tenant and their respective successors and assigns.

     7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

     8. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


ATTEST:                       ALP (TX) QRS 11-28, INC.



By:                           By:
   --------------------------    ---------------------------

Title:                        Title:
      -----------------------       ------------------------
      [Corporate Seal]


ATTEST:                       SUPERIOR TELETEC INC.



By:                           By:
   --------------------------    ---------------------------

Title:                        Title:
      -----------------------       ------------------------
      [Corporate Seal]


               [Signatures to First Amendment to Lease Agreement]

                              CONSENT OF GUARANTOR


    THE ALPINE GROUP, INC., a Delaware corporation (the "Guarantor"), hereby
(i) consents to the within First Amendment to Lease Agreement, (ii) agrees that for purposes of the Guaranty and Suretyship Agreement, dated as of December 16, 1993 (the "Guaranty"), pursuant to which the Guarantor guaranteed the obligations of the Tenant (as defined in the Guaranty) under the Lease
(as defined in the Guaranty), the term "Lease" shall mean the Lease as amended by the within First Amendment to Lease Agreement, and (iii) covenants and agrees to observe and be bound by the Covenants (as defined in the Lease) set forth on Exhibit E to the within First Amendment to Lease Agreement.

                                             THE ALPINE GROUP, INC.



                                             By:
                                                ----------------------------
                                             Title:
                                                   -------------------------

                             CONSENT OF BENEFICIARY


    The undersigned, as assignee under that certain Assignment of Rentals, dated December 16, 1993, from ALP (TX) QRS 11-28, Inc., hereby consents to the within First Amendment to Lease Agreement.

                                             CREDITANSTALT-BANKVEREIN



                                             By:
                                                ----------------------------
                                             Title:
                                                   -------------------------
--------------------------------------------
                                             By:
                                                ---------------------------
                                             Title:
                                                   ------------------------

                                                                       EXHIBIT E



                               FINANCIAL COVENANTS


                             ARTICLE I  DEFINITIONS


     All capitalized terms used in this Exhibit E shall have the meanings ascribed to such terms below unless otherwise specifically defined in Paragraph 2 of this Lease or elsewhere in the Agreement (as hereinafter defined). Provisions in the Agreement referenced in this Exhibit E and not otherwise specifically defined are hereby incorporated herein as if fully set forth and shall survive any expiration or termination of the Agreement.

     S1."AFFILIATE" means, as to any Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, direct or indirect,

          (a) to vote or direct the voting of 10% or more of the outstanding shares of Voting Stock of such Person; or

          (b) to direct or cause the direction of the management and policies of such Person, whether by ownership of Capital Stock, by contract or otherwise;

PROVIDED, that no institutional investor holding shares of Voting Stock of Guarantor shall be deemed to be an Affiliate of Guarantor solely by reason of clause (a) of this sentence. No Purchaser shall be deemed to be an Affiliate of Tenant or Guarantor solely by reason of ownership of Notes or by reason of having the benefits of any agreements or covenants of Tenant contained in the Agreement.

     S2."AGREEMENT" means the Note Purchase Agreement, dated as of May 10, 1995, among Tenant, Guarantor, the Canadian Subsidiary and Nomura Trust, without giving effect to any amendment thereto.

     S3."ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement, dated as of March 17, 1995, as amended as of May 11, 1995, by and among Alcatel NA Cable Systems, Inc., Alcatel Canada Wire Inc., Tenant and the Canadian Subsidiary.

     S4."ASSET PURCHASE DOCUMENTS" means the Asset Purchase Agreement and all escrow agreements, instruments of assignment, sale or transfer of stock or Properties, and other agreements, instruments and documents executed pursuant thereto or in connection therewith, as any of the foregoing may from time to time be amended, modified or supplemented in accordance with the terms thereof and of the Agreement.

     S5."BUSINESS DAY" means any day except a Saturday, a Sunday or a legal holiday in New York City.

     S6."CANADIAN SUBSIDIARY" means Superior Cable Corporation, an Ontario corporation.

     S7."CANADIAN SUBSIDIARY SECURITY AGREEMENT" means the Security Agreement dated the Nomura Closing Date between the Canadian Subsidiary and Nomura Trust.

     S8."CAPITAL EXPENDITURES" means the expenditures of any Person that should be capitalized on the balance sheet of such Person in accordance with GAAP (including that portion of Capitalized Lease Obligations that should be capitalized on a consolidated balance sheet of such Person in accordance with
GAAP) and that are made in connection with the purchase, construction or improvement of items properly classified on such balance sheet as property, plant, equipment or other fixed Properties or intangibles.

     S9."CAPITAL STOCK" means any and all shares, interests, participations, rights in, or other equivalents of (however designated and whether voting or non-voting) capital stock, including without limitation shares of preferred or preference stock, outstanding at any time and from time to time, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

     S10."CAPITALIZED LEASE" means, as to any Person, a lease of (or other agreement conveying the right to use) real and/or personal Property to such Person as lessee, with respect to which the obligations of such Person to pay rent or other amounts are required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), or with respect to which the amount of the asset and liability thereunder as if so capitalized is required to be disclosed in a note to such balance sheet.

     S11."CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligation of such Person to pay rent or other amounts under a Capitalized Lease and, for purposes of these Covenants, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

     S12."CASH EQUIVALENTS" means

          (a)  any of the following:

               (i) marketable obligations maturing within 12 months after acquisition thereof issued or fully guaranteed or insured by the United States of America or an instrumentality or agency thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof);

              (ii) open-market commercial paper, maturing within 270 days after acquisition thereof, that has the highest credit-rating grade of either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

             (iii)  securities

                    (A) with maturities of one year or less from the date of acquisition,

                    (B) issued or fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision or taxing authority of any such state, commonwealth or territory and

                    (C) rated at least A by Standard & Poor's Corporation or A by Moody's Investors Service, Inc.; and

              (iv) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by Nomura Trust or any commercial bank satisfying the requirements of clause (b)(i) below, but only if and to the extent that the foregoing Investments are held on behalf of Tenant or one of its Subsidiaries by Trust Company Bank in an investment account as to which Tenant or such Subsidiary and Trust Company Bank shall have entered into an Investment Account Agreement;

          (b)  any of the following:

               (i) certificates of deposit or bankers acceptances or other obligations maturing within six months after acquisition thereof issued by any commercial bank

                    (A) organized under the laws of the United States of America or any state thereof,

                    (B)  that is a member of the Federal Reserve System,

                    (C) that has capital and surplus and undivided profits in excess of $100,000,000, and

                    (D) that issues, or the parent of which issues, commercial paper described in clause (b) above, and

              (ii) other certificates of deposit maturing within 12 months after acquisition thereof in respect of deposits fully insured by the Federal Deposit Insurance Corporation, but only if and to the extent that Tenant or the Subsidiary thereof making such investment (1) has pledged or otherwise granted a Lien on such certificate of deposit in compliance with Section 10.2(i) of the Agreement (or Section 10.2(j) of the Agreement insofar as it relates to Section 10.2(i)), or (2) shall have delivered any certificates and other evidence of the same, endorsed in blank for transfer or otherwise in form for transfer satisfactory to the Collateral Agent, to the Collateral Agent within three Business Days after having made such investment; and

          (c) repurchase obligations of Nomura Trust, of any commercial bank satisfying the requirements of clause (b)(i) above or of Merrill Lynch & Co. having a term of not more than 30 days with respect to obligations described in clause (a) above.

     S13."CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     S14."COLLATERAL AGENT" means Nomura Trust, in its capacity as collateral agent under the Agreement.

     S15."CONSOLIDATED CASH INTEREST EXPENSE" means, for any period,

          (a) Consolidated Interest Expense of Tenant and its Subsidiaries accrued during such period; PLUS

          (b) all Consolidated Interest Expense of Tenant and its Subsidiaries accrued during any other period but paid during such period (other than any such payment made by issuance of additional securities of the same class as that in respect of which such interest accrued); PLUS

          (c) all Consolidated Interest Expense accrued during such period the payment of which is

               (i)  deferred to another period, or

              (ii) made during such period solely by issuance of additional securities of the same class as that in respect of which such interest accrued; MINUS

          (d) all amounts included in Consolidated Interest Expense for such period that constitute deferred financing fees or amortization of discounts or premiums;

all as determined with respect to such period for Tenant and its Subsidiaries on a consolidated basis in accordance with GAAP.

     S16."CONSOLIDATED EBITDA" means, for any period,

          (a)  Consolidated Net Income (Loss); PLUS

          (b) in each case to the extent deducted in determining such Consolidated Net Income (Loss),

               (i)  Consolidated Interest Expense,

              (ii)  Consolidated Income Tax Expense,

             (iii)  depreciation expense, and

              (iv)  amortization expense;

all as determined with respect to Tenant and its Subsidiaries for such period on a consolidated basis in accordance with GAAP.

     S17."CONSOLIDATED FIXED CHARGES" means, for any period, the sum of the following

          (a)  Consolidated Interest Expense; and

          (b) all minimum or guaranteed net rentals as lessee under any Operating Lease;

all as determined with respect to Tenant and its Subsidiaries for such period on a consolidated basis in accordance with GAAP.

     S18."CONSOLIDATED INCOME TAX EXPENSE" means, for any period, the amount that, in conformity with GAAP, would be shown as provision for current and deferred income taxes on a consolidated income statement of Tenant and its Subsidiaries for such period.

     S19."CONSOLIDATED INTEREST EXPENSE" means, for any period, all amounts that, in conformity with GAAP, should be included as interest expense on a consolidated income statement of Tenant and its Subsidiaries for such period (including without limitation amortization of debt discount and expense and imputed interest on Capital Lease Obligations).

     S20."CONSOLIDATED NET INCOME AVAILABLE FOR FIXED CHARGES" means, for any period,

          (a)  Consolidated Net Income (Loss); PLUS

          (b) in each case to the extent deducted in determining such Consolidated Net Income (Loss),

               (i)  Consolidated Interest Expense,

              (ii)  Consolidated Income Tax Expense, and

             (iii) all minimum or guaranteed net rentals as lessee under any Operating Lease;

all as determined with respect to Tenant and its Subsidiaries for such period on a consolidated basis in accordance with GAAP.

     S21."CONSOLIDATED NET INCOME (LOSS)" means, for any period, the net income (or loss) of Tenant and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with GAAP; PROVIDED, that in determining Consolidated Net Income (Loss) there shall be excluded

          (a) the income (or loss) of any Person that is not a Subsidiary of Tenant, except to the extent of the amount of dividends or other distributions actually paid to Tenant or its Subsidiaries by such Person during such period;

          (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Tenant or is merged into or consolidated with Tenant or any of its Subsidiaries or that Person's Properties are acquired by Tenant or any of its Subsidiaries;

          (c)  the proceeds of any life insurance policy;

          (d) gains (but not losses) from the sale, exchange, transfer or other disposition of Property not in the ordinary course of business of Tenant and its Subsidiaries;

          (e) any other extraordinary gains (but not losses) of Tenant or its Subsidiaries;

          (f) the income of any Subsidiary of Tenant to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, Order or Statute applicable to that Subsidiary;

          (g) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period;

          (h) any gain resulting from the acquisition of any securities or the extinguishment under GAAP of any indebtedness of Tenant or any of its Subsidiaries;

          (i)  any write-up of any asset;

          (j) any net income or gain (but not any loss) during such period resulting from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary items or from any prior-period adjustments;

          (k) any deferred credit representing the excess of equity in any Subsidiary or Tenant at the date of acquisition over the cost of the investment in such Subsidiary;

          (l)  any net income or gain resulting from intercompany transactions;

          (m) any income properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries of Tenant; and

          (n) in the case of a successor to Tenant by way of consolidation or merger or a transferee of its Properties, any earnings of the successor corporation prior to such consolidation, merger or transfer.

     S22."CONSOLIDATED NET WORTH" means, as of any date,

          (a)  stated capital attributable to the Capital Stock of Tenant; PLUS

          (b) the amount of surplus attributable to the Capital Stock of Tenant and retained earnings (or, in the case of a deficit in the amount of surplus or retained earnings, minus the amount of such deficit); MINUS

          (c)  cost of treasury shares, if any; MINUS

          (d)  minority interests in consolidated Subsidiaries, if any; PLUS

          (e) any non-cash reductions in the consolidated net worth of Tenant as a result of purchase-accounting adjustments in connection with any acquisitions by Tenant and its Subsidiaries occurring after the Nomura Closing Date and, to the extent the amounts thereof shall be reasonably acceptable to Landlord, any similar adjustments arising in connection with the transactions effected pursuant to the Asset Purchase Agreement; MINUS

          (f) any non-cash increases in the consolidated net worth of Tenant as a result of purchase accounting adjustments in connection with any acquisitions by Tenant and its Subsidiaries occurring after the Nomura Closing Date (and, to the extent the amounts thereof shall be reasonably acceptable to Landlord, any similar adjustments arising in connection with the transactions effected pursuant to the Asset Purchase Agreement); MINUS

          (g) the amount of any Debt owing by Guarantor to Tenant, to the extent the same would otherwise be included in Consolidated Net Worth.

all as determined as of such date for Tenant and its Subsidiaries on a consolidated basis in accordance with GAAP

     S23."CONSOLIDATED TOTAL LIABILITIES" means, on any date, the total liabilities appearing on the liabilities side of a consolidated balance sheet of Tenant and its Subsidiaries, minus Consolidated Net Worth, all as determined as of such date in accordance with GAAP.

     S24."DEBT" with respect to any Person means, without duplication,

          (a)  all indebtedness of such Person for borrowed money;

          (b) any obligation incurred for all or any part of the deferred purchase price of Property or services, other than accounts payable not overdue by more than 90 days and accrued expenses included in current liabilities in accordance with GAAP and incurred in respect to Property or services purchased in the ordinary course of business;

          (c) indebtedness or obligations evidenced by bonds, notes or similar written instruments;

          (d) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety and appeal bonds, performance, indemnity and return-of-money bonds and similar obligations;

          (e)  Capitalized Lease Obligations of such Person;

          (f) all obligations, contingent or otherwise, of such Person with respect to any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest rate or expense risks either generally or under specific contingencies;

          (g) all obligations, contingent or otherwise, of such Person under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values; and

          (h) all Guarantees by such Person of obligations of any other Person of the types described in clauses (a) through (g) of this definition, inclusive.

     S25."DEPOSIT ACCOUNT AGREEMENT" means an agreement substantially in the form attached to the Agreement as Exhibit B.

     S26."ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

     S27."ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of Tenant, or under common control with Tenant, within the meaning of Section 414 of the Code.

     S28."EXCLUDED SUBSIDIARY" means (i) until July 31, 1995, Information Display Technology, Inc., Alpine PolyVision, Inc. and Posterloid Corporation, and (ii) any Person that has Properties with a Fair Market Value of less than $1,000 and liabilities of less than $1,000 and conducts no business.

     S29."EXISTING NON-PERMITTED DEBT" means all Debt of Guarantor, Tenant and Guarantor's other Subsidiaries identified in Schedule 4.1(j)(i) to the Agreement, a copy of which is attached hereto, as Existing Non-Permitted Debt.

     S30."FAIR MARKET VALUE" means what a willing buyer would pay to a willing seller in an arm's-length transaction.

     S31."GAAP" means generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements delivered to Landlord, unless (i) either Guarantor or Tenant shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (B) Landlord shall so object in writing within 180 days after delivery of such financial statements, and (ii) Guarantor, Tenant and Landlord have not agreed upon amendments to the financial covenants contained herein to reflect any change in such basis, in which event such calculations shall be on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made.

     S32."GOVERNMENTAL BODY" means any federal, state, provincial, county, city, town, village, municipal or other government or governmental department, commission, council, board, bureau, agency, authority or instrumentality, of or within the United States of America, Canada or their respective territories or possessions, or of or within any other country, or of any international community established by treaty.

     S33."GUARANTEE" means any guarantee, suretyship or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, of a Person with respect to any obligations of any Person, through an agreement or otherwise, including without limitation

          (a) any endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations; and

          (b)  any agreement

               (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations,

              (ii) to purchase, sell or lease Property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the Property, products, materials or supplies or transportation or services,

             (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure any financial ratio, minimum net worth, working capital or other balance sheet condition in respect of any such obligation or

              (iv) pursuant to which such Person grants or permits to exist a Lien on any of its Property as security for any obligation of such other Person.

The amount of any Guarantee shall be equal to the outstanding amount of the obligations directly or indirectly guaranteed.

     S34."GUARANTOR PLEDGE AGREEMENT" means the Pledge Agreement dated the Nomura Closing Date from Guarantor to Nomura Trust.

     S35."INVESTMENT" when used with reference to any investment of any Person means any investment of such Person so classified under GAAP, and, whether or not so classified, includes

          (a)  any Debt owed by any other Person to such Person;

          (b) any Guarantee or other contingent obligation of such Person of Debt or other obligations of any other Person; and

          (c) any Capital Stock of, partnership interest in, or other ownership or similar interest held by such Person in, any other Person,

and the amount of any Investment shall be the original principal or capital amount thereof less all cash returns of principal or equity thereof (and without adjustment by reason of the financial condition of such other Person).

     S36."INVESTMENT ACCOUNT AGREEMENT" means an agreement substantially in the form attached to the Agreement as Exhibit J.

     S37."LIEN" means any security interest, mortgage, pledge, hypothecation, lien, easement, claim, charge, prior claim, encumbrance, assignment, resolutory right, trust, conditional sale or title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument in, of or on any of a Person's Property (whether held on the Nomura Closing Date or thereafter acquired), or any signed or filed financing statement (other than true lease and consignment notices not intended to evidence a security interest) that names such Person as the debtor, or the execution of any security agreement or the like authorizing any other Person as the secured party thereunder to file such a financing statement.

     S38."MORTGAGES" means the deeds of trust, trust deeds and mortgages dated the Nomura Closing Date from Tenant to or for the benefit of Nomura Trust.

     S39."MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that

          (a)  is maintained for employees of Tenant or any ERISA Affiliate; or

          (b) was so maintained and in respect of which Tenant or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     S40."NOMURA CLOSING DATE" means May 10, 1995.

     S41."NOMURA TRUST" means Nomura International Trust Company.

     S42."NOTES" means, collectively, the Variable Rate Senior Secured Guaranteed Extendible Revolving Notes, Series A, due 1997, in an aggregate principal amount not to exceed $85,000,000, and the Senior Secured Guaranteed Extendable Notes, Series B, due 1997, in the aggregate principal amount of $55,000,000 issued by Tenant pursuant to the Note Purchase Agreement.

     S43."OPERATING LEASE" means any lease of any property (real, personal or mixed) that is not a Capital Lease.

     S44."ORDER" means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Body or regulatory authority.

     S45."PERSON" means and includes an individual, a partnership, an association, a joint venture, a corporation, a limited liability company, a trust, a syndicate, an unincorporated organization and any Governmental Body.

     S46."PLAN" means a Single Employer Plan or a Multiple Employer Plan.

     S47."PROPERTY" with respect to any Person, means any interest in any kind of property or asset, whether real, personal or mixed, movable or immovable, tangible or intangible, corporeal or incorporeal, of such Person.

     S48."PURCHASER" means a Person listed on Schedule A attached to the Note Purchase Agreement.

     S49."RELATED DOCUMENTS" means the Notes, the Security Documents, each Guarantee delivered pursuant to Section 9.10 of the Agreement, the letter agreement referred to in Section 2.6(b) of the Agreement, the letter agreement, dated March 17, 1995, between Tenant and Guarantor and Nomura Securities International, Inc. and all other agreements, instruments and documents now or hereafter executed pursuant to the Agreement or pursuant thereto or in connection with the Agreement or therewith, as any of the foregoing may from time to time be amended, modified or supplemented in accordance with its terms and the Agreement.

     S50."RESTRICTED INVESTMENT" means any Investment other than

          (a)  any Investment in Cash Equivalents;

          (b) any Investment existing on the Nomura Closing Date after giving effect to the transactions contemplated to occur on the Nomura Closing Date, and described in Schedules 4.1(e) and 4.1(j)(iv) to the Agreement, copies of which are attached hereto;

          (c) any Investment by Tenant or any of its Subsidiaries in the Capital Stock (including without limitation a contribution to capital in respect of already-outstanding capital stock) of, or loan or advance to or Guarantee of the obligations of, the Canadian Subsidiary or any other Wholly Owned Subsidiary of Tenant as to which Tenant or such Subsidiary, prior to the date on which such Investment is made, shall have complied with its obligations under Section 9.9 of the Agreement and any other loan or advance to, or Guarantee of the obligations, of Tenant by the Canadian Subsidiary or such other Wholly Owned Subsidiary;

          (d) stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to Tenant or any such Subsidiary;

          (e) advances to employees of Tenant and its Subsidiaries in the ordinary course of business, including for reasonable relocation expenses and travel expenses and pursuant to company credit cards, and loans to employees pursuant to Tenant's Supplemental Employee Retirement Plan; and

          (f) Debt permitted under Sections 10.1(c) and (i) of the Agreement and Debt owing by Guarantor to Tenant, to the extent permitted under
     Section 10.7 of the Agreement.


     S51."RESTRICTED PAYMENT" means, with respect to any Person,

          (a) the declaration or payment of any dividend or other distribution on, or the incurrence of any liability to make any other payment in respect of,

     Capital Stock of such Person (other than one payable solely in Capital Stock of such Person);

          (b) any payment or distribution on account of the purchase, redemption, defeasance (including in-substance or legal defeasance) or other retirement by any Person of any Capital Stock of such Person, or of any warrant, option or other right to acquire such Capital Stock (whether directly or indirectly, and including without limitation any purchase or other acquisition of such Capital Stock, or of any warrant, option or other right to acquire such Capital Stock, by any Subsidiary of such Person);

          (c) any other payment or distribution by such Person in respect of its Capital Stock, whether directly or indirectly or through any Subsidiary of such Person;

          (d)  any payment or distribution by such Person on account of

               (i) the principal of or prepayment charge, if any, or, upon the occurrence and during the continuance of any Event of Default, interest or other amounts, with respect to any Debt of Guarantor, Tenant or any of their respective Subsidiaries that is subordinated in right of payment to the prior payment of the Rent; or

              (ii) the principal of or prepayment charge, if any, or interest or other amounts with respect to any Debt of Tenant or any of its Subsidiaries owing to any of Tenant's Affiliates (other than Tenant or a Wholly Owned Subsidiary of Tenant);

          (e) any loan by Tenant or any of its Subsidiaries to Guarantor or any of its Subsidiaries (other than Tenant and its Subsidiaries); and

          (f) any management fee, consulting fee, advisory fee, investment banking or transaction fee or commission or similar remuneration paid or payable to any holder of Capital Stock of such Person or to any Affiliate of any such holder, excluding directors' fees and executive compensation and benefits payable in the ordinary course of business and in accordance with past practice.

 The amount of any Restricted Payment made in the form of Property shall be deemed to be the greater of the Fair Market Value and the net book value of such Property.

     S52."SECURITY DOCUMENTS" means the Tenant Security Agreement, the Canadian Subsidiary Security Agreement, Guarantor Pledge Agreement, the Deposit Account Agreements, the Mortgages, each security agreement delivered pursuant to
Section 9.9 of the

Agreement and all financing statements, fixture filings, short form mortgages, hypothecations, assignments and other agreements, instruments and documents that may now or hereafter be executed, delivered, filed or recorded pursuant thereto or in connection therewith, as any of the foregoing may from time to time be amended, modified or supplemented in accordance with the terms thereof.

     S53."SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that

          (a) is maintained for employees of Tenant or any ERISA Affiliate and no Person other than Tenant and the ERISA Affiliates; or

          (b) was so maintained and in respect of which Tenant or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     S54."STATUTE" means any statute, ordinance, code, treaty, directive, law, rule or regulation of any Governmental Body.

     S55."SUBSIDIARY" of any Person means any corporation, partnership, joint venture, trust or estate, other than an Excluded Subsidiary, of which (or in which) more than 50% of

          (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

          (b) the interest in the capital or profits of such partnership or joint venture; or

          (c)  the beneficial interest in such trust or estate;

is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's other Subsidiaries.

     S56."TENANT SECURITY AGREEMENT" means the Pledge and Security Agreement dated the Nomura Closing Date from Tenant to Nomura Trust.

     S57."VOTING STOCK" means, with respect to any Person, Capital Stock of such Person or any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of such Person.

     S58."WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person all of the shares of Capital Stock (and all rights and options to purchase such shares) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more Wholly Owned Subsidiaries of such Person.


     ARTICLE II  NEGATIVE AND MAINTENANCE COVENANTS


     S1.RESTRICTIONS ON DEBT. Tenant shall not, and shall not permit any of its Subsidiaries to, incur, create, assume, guarantee or in any way become liable for, or permit to exist, Debt other than:

          (a) Debt incurred pursuant to the Agreement, the Notes and the Related Documents;

          (b) Debt of Tenant existing on the Nomura Closing Date and described on Schedule 4.1(j)(i) to the Agreement, a copy of which is attached hereto (but excluding in any event the Existing Non-Permitted Debt);

          (c) Debt of (i) the Canadian Subsidiary owing to Tenant in an aggregate principal amount at any one time outstanding not exceeding $15,000,000; PROVIDED, that such Debt is not evidenced by a promissory note or other instrument (within the meaning of the Uniform Commercial Code in any applicable jurisdiction; and (ii) Tenant owing to Guarantor, to the extent permitted under Section 10.7 of the Agreement;

          (d) (i) Debt secured by Liens permitted by Section 10.2(g) of the Agreement, and (ii) Debt consisting of reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety and appeal bonds, performance, indemnity and return-of-money bonds and similar obligations issued on behalf of Tenant or a Subsidiary of Tenant under a contract pursuant to which Tenant is to supply products to a Person whose business operations are primarily conducted outside of the United States; PROVIDED, that the aggregate amount of such reimbursement obligations at any one time outstanding shall not exceed $2,500,000;

PROVIDED, that the sum of the aggregate principal amount of such Debt and the aggregate amount of such reimbursement obligations at any one time outstanding shall not exceed $5,000,000;

     (e) other Debt; PROVIDED, that the aggregate outstanding principal amount of Debt incurred pursuant to this subsection (e) shall not at any time exceed $1,000,000; and

     (f) foreign-currency contracts and copper futures contracts or similar instruments; PROVIDED, that (i) such contracts are entered into solely as bona fide hedge and are totally offset by existing obligations owed to or by Tenant in an equivalent amount and (ii) the aggregate U.S. dollar-equivalent of the amount of currency and copper to be purchased or sold under such contracts at any one time outstanding shall not exceed $5,000,000. .

     S2.RESTRICTIONS ON LIENS. Guarantor and Tenant shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any Lien upon any of their respective Properties whether now owned or hereafter acquired, except for:

          (a) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 9.2 of the Agreement;

          (b) statutory Liens of landlords, if any, and Liens of carriers, warehousemen, mechanics, materialmen, if any, and other Liens imposed by law incurred in the ordinary course of business for sums, the payment of which is not at the time required by Section 9.2 of the Agreement;

          (c) Liens (other than any Lien imposed by ERISA or the foreign equivalent thereof, and other than any Lien securing an obligation for the payment of borrowed money) incurred or deposits made in the ordinary course of business in connection with obligations not due or delinquent with respect to workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance, indemnity and return-of-money bonds and other similar obligations; PROVIDED, that no such Lien shall be permitted to the extent it encumbers any real Property of Tenant or its Subsidiaries;

          (d) any attachment or judgment Lien (including judgment or appeal bonds) that shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or that shall have been discharged within 30 days after the expiration of any such stay, or that is being diligently contested in good faith so long as a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (e) zoning restrictions, easements, licenses, reservations, restrictions on the use of real Property or minor irregularities incident thereto (and, with respect to leasehold interests, Liens and other encumbrances that are incurred, created, assumed or permitted to exist on or with respect to the leased Property and arise by, through or under or are asserted by a landlord or owner of the leased Property, with or without consent of the lessee) that

               (i) in the case of any such Lien encumbering real Property of Tenant or its Subsidiaries that is not also encumbered by a Mortgage, were not incurred in connection with the borrowing of money and that do not in the aggregate materially detract from the value of the Property of Tenant or any of its Subsidiaries, as the case may be, or impair the use of such Property for the purposes for which such Property is held by Tenant or any such Subsidiary, or

              (ii) in the case of any such Lien encumbering real Property that is also encumbered by a Mortgage, constitute Permitted Liens (as defined in such Mortgage);

          (f) Liens (including Liens created pursuant to Capitalized Leases) existing on the Nomura Closing Date and described in Schedule 4.1(j)(i) to the Agreement, a copy of which is attached hereto (in each case after giving effect to the transactions contemplated to occur on the Nomura Closing Date, but excluding in any event Liens securing Existing Non-Permitted Debt);

          (g) Liens (including Liens created pursuant to Capitalized Leases) in respect of Property acquired, constructed or improved by Tenant or any of its Subsidiaries after the Nomura Closing Date, which Liens exist or are created at the time of acquisition or completion of construction or improvement of such Property or within six months thereafter, to secure Debt permitted by Section 2.1(e) of these Covenants that is assumed or incurred to finance all or any part of the purchase price or cost of acquisition or construction or improvement of such Property, but any such Lien shall cover only the Property so acquired or constructed and any improvements thereto (and any real Property on which such Property is located, if such Property is a building, improvement or fixture), and may not exceed the lesser of

               (i)  100% of the Fair Market Value of such Property; or

              (ii) the purchase price or cost of such acquisition, construction or improvement;

          (h)  the Liens created by the Security Documents;

          (i) Liens on cash and certificates of deposit securing the performance of reimbursement obligations permitted under
     Section 10.1(d)(ii) of the Agreement, so long as the sum of the aggregate amount of cash and the aggregate amount of all certificates of deposit as to which such Liens shall exist at any one time shall not exceed the amount of Debt outstanding at such time under such Section; and

          (j)  the extension, renewal or replacement of any

          Lien permitted by subsection (f), (g), (h) or (i) of this Section 2.2, but only if the principal amount of the Debt secured by such Lien immediately prior to such extension, renewal or replacement is not increased and the Lien is not extended to other Property.

     S3.[Intentionally Omitted].

     S4.CONSOLIDATION, MERGER OR DISPOSITION OF PROPERTIES; ACQUISITIONS. Guarantor shall not enter into any transaction of merger, amalgamation or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), and Tenant shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger, amalgamation or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, license, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of the business or Property (tangible or intangible) of Tenant or any such Subsidiary, whether now owned or hereafter acquired, or acquire by purchase or otherwise any of the outstanding Capital Stock of, or all or substantially all of the business or Property of, any Person, except that

          (a) any Subsidiary of Tenant may merge, amalgamate or consolidate with or into, or be dissolved or liquidated into, Tenant so long as in any merger or consolidation involving Tenant, Tenant shall be the surviving or continuing corporation;

          (b) any Subsidiary of Tenant may sell, lease or otherwise dispose of all or any part of its Properties to Tenant;

          (c) Tenant and its Subsidiaries may in the ordinary course of business (i) sell inventory and other property owned by them, (ii) may engage in licensing activities in the ordinary course of business and
     (iii) may sell or otherwise dispose of Property that is obsolete or no longer used or useful in their respective businesses; and

          (d) Tenant and its Subsidiaries may sell or otherwise dispose of Property having a net book value at the time of such sale or disposition of not more than $250,000; PROVIDED, that the aggregate net book value of all Property sold or disposed of after the Nomura Closing Date, pursuant to this clause (d) shall not exceed $1,000,000.

     S5.[Intentionally Omitted].

     S6.[Intentionally Omitted].

     S7.RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

          (a) Tenant shall not and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, except

               (i) the declaration and payment of cash dividends and distributions by a Wholly Owned Subsidiary of Tenant on its Capital Stock to Tenant or to another Wholly Owned Subsidiary of Tenant;

              (ii) the payment of the principal of or interest on intercompany Debt owed by

                    (A) a Wholly Owned Subsidiary of Tenant to Tenant or to another Wholly Owned Subsidiary of Tenant, or

                    (B)  Tenant to a Wholly Owned Subsidiary of Tenant;

             (iii) the payment of distributions, dividends or interest payments on intercompany Debt owed to Guarantor in an amount sufficient to make any tax payment then required to be paid to any taxing authority or pursuant to any tax sharing agreement or arrangement; PROVIDED, that such payment is permitted under Section 10.9 of the Agreement;

              (iv) the payment of dividends or other distributions by Tenant to Guarantor in an aggregate amount, for the period beginning on the Nomura Closing Date, and ending on the date of any such payment, not exceeding $10,000,000; and

               (v) the payment of dividends or other distributions by Tenant to Guarantor during any fiscal quarter of Tenant; PROVIDED, that no such distribution shall be made

                    (A) prior to the date on which Tenant would be required to make any prepayment of the Notes under Section 3.2(a) of the Agreement during such fiscal quarter or if any prepayment required under such Section shall not have been made,

                    (B) if, after giving effect thereto, an Event of Default shall have occurred and be continuing, or

                    (C) after excluding any dividend or other distribution under clause (iii) or (iv) above

                         (1) the aggregate amount of all such distributions during such fiscal quarter shall exceed 9.0% of Consolidated EBITDA for the fiscal quarter of Tenant immediately preceding the date of such proposed distribution, or

                         (2) the aggregate amount of all such distributions during the period beginning on the Nomura Closing Date shall exceed 9.0% of Consolidated

     EBITDA for the period beginning on April 30, 1995, and ending on the last day of the fiscal quarter of Tenant immediately preceding the date of such proposed distribution.


          (b) Tenant shall not, and shall not permit any of its Subsidiaries to, make any Restricted Investments.

     S8.ISSUANCE OF CAPITAL STOCK. Tenant shall not issue, sell or otherwise dispose of any shares of its Capital Stock, or any warrants, options, conversion rights or other rights to subscribe for, purchase or acquire such Capital Stock, except to Guarantor. Guarantor shall not sell or otherwise dispose of any Capital Stock of Tenant. Tenant shall not permit any Subsidiary of Tenant to

          (a) issue, sell or otherwise dispose of any shares of its Capital Stock, or any warrants, options, conversion rights or other rights to subscribe for, purchase or acquire such Capital Stock, or

          (b) sell or otherwise dispose of any shares of Capital Stock of any other Subsidiary.

     S9.TRANSACTIONS WITH AFFILIATES. Except in the case of transactions between or among Tenant and its Wholly Owned Subsidiaries, Guarantor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including without limitation the purchase, sale, lease or exchange of any Property or the rendering of any service), with any Affiliate of Guarantor or such Subsidiary unless

          (a) such transaction, is otherwise permitted under the Agreement, is in the ordinary course of Guarantor's, Tenant's or such Subsidiary's business and is on fair and reasonable terms that are not less favorable to Guarantor, Tenant or such Subsidiary, as the case may be, than those that would be obtainable at the time in an arms'-length transaction with a Person that is not such an Affiliate, and

          (b) the Board of Directors of Guarantor (or the executive committee thereof) shall have determined in writing that such transaction is permitted under clause (a);

PROVIDED, that Tenant may make payments to Guarantor as provided under a tax-sharing agreement or arrangement, so long as Tenant and its Subsidiaries do not make any payments thereunder unless the cumulative sum of such payments does not exceed the cumulative sum of income taxes that Tenant and its Subsidiaries would have paid if Tenant and its Subsidiaries had always filed income-tax returns on a consolidated basis as a separate affiliated group (as such term is defined in Section 1504(a) of the Code) of corporations consisting only of Tenant and its Subsidiaries.

     S10.COMPLIANCE WITH ERISA. Guarantor shall not, and shall not permit any ERISA Affiliate to,

          (a) engage in any transaction in connection with which Tenant or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code; or

          (b) permit to exist any accumulated funding deficiency, within the meaning of Section 412 of the Code, whether or not waived, with respect to any Plan.

     S11.CAPITAL EXPENDITURES. Tenant shall not, and shall not permit any of its Subsidiaries to, make any Capital Expenditure or incur any contractual commitment with respect thereto, except that Tenant and its Subsidiaries may make Capital Expenditures and incur commitments therefor during any fiscal year of Tenant ending on a date specified below if and only if, after giving effect thereto, the aggregate amount of all Capital Expenditures made or committed to be made by Tenant and its Subsidiaries for the period beginning on the Nomura Closing Date and ending on any date of determination during such fiscal year shall not exceed:

          (a)  for the fiscal year of Tenant ending April 30, 1996, $7,500,000;

          (b)  for the fiscal year of Tenant ending April 30, 1997,

               (i)  $5,000,000, plus

              (ii)  the lesser of

                    (A) the difference between (1) the amount of all Capital Expenditures permitted to be made or committed to be made by Tenant pursuant to clause (a) above during its fiscal year ending April 30, 1996, and (2) the amount of all Capital Expenditures actually made or committed to be made by Tenant during such fiscal year, and

                    (B)  $2,5000,000; and

          (c)  for the fiscal year of Tenant ending April 30, 1998,

               (i)  $5,000,000, plus

              (ii)  the lesser of

                    (A) the difference between (1) the amount of all Capital Expenditures permitted to be made or committed to be made by Tenant pursuant to clauses (a) and (b) above during its fiscal years ending April 30, 1996, and April 30, 1997, and (2) the amount of all Capital Expenditures actually made or committed to be made by Tenant during such fiscal years, and

                    (B)  $5,000,000.

Tenant shall not, and shall not permit any of its Subsidiaries to, make any commitment for new Capital Expenditures at any time when an Event of Default shall have occurred and be continuing.

     S12.OPERATING LEASES. Tenant shall not, and shall not permit any of its Subsidiaries to, enter into (as lessee) any Operating Lease having a term greater than one year (including options to renew or extend any term, whether or not exercised) ("Long-Term Leases"), except that Tenant and its Subsidiaries may enter into such Long-Term Leases to the extent that, after giving effect thereto, the aggregate amount of rentals and other payments required to be made by Tenant and its Subsidiaries during any fiscal year of Tenant under all such Long-Term Leases would not be greater than the lesser of

          (a)  $950,000 and

          (b) the sum of (i) $250,000 and (ii) the aggregate pro-forma amount of such payments that would be reflected in the consolidated financial statements of Tenant and its Subsidiaries for their fiscal year ended
     April 30, 1995, if the acquisition of the Properties contemplated by the Asset Purchase Documents had occurred on the first day of such fiscal year.

     S13.CERTAIN CONTRACTS. Tenant shall not, and shall not permit any of its Subsidiaries to enter into or be a party to:

          (a) any contract providing for the making of loans, advances or capital contributions to any Person other than Tenant or a Wholly Owned Subsidiary of Tenant, or for the purchase of any Property from any Person, in each case primarily in order to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses;

          (b) any contract for the purchase of materials, supplies or other Property or services if such contract (or any related document) requires that payment for such materials, supplies or other Property or services shall be made regardless of whether or not delivery of such materials, supplies or other Property or services is ever made or tendered;

          (c) any contract to rent or lease (as lessee) any real or personal Property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor; PROVIDED, that this subsection (c) shall not be construed to prevent Tenant or any of its Subsidiaries from being a party to or complying with any provision of any lease to which any of them is a party on the Nomura Closing Date;

          (d) any contract for the sale or use of materials, supplies or other Property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other Property, or the use thereof, or payment for such services, shall be subordinated to any Debt (of the purchaser or user of such materials, supplies or other Property or the Person entitled to the benefit of such services) owed or to be owed to any Person; or

          (e) except as permitted by Section 2.1 of these Covenants, and except for Investments that are not Restricted Investments, any other contract that, in economic effect, is substantially equivalent to a Guarantee.

     S14.LIMITATION ON DIVIDEND RESTRICTIONS AFFECTING SUBSIDIARIES. Except pursuant to the Agreement, the Lease and as specified in Schedule 10.14 to the Agreement, a copy of which is attached hereto, Guarantor shall not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction that by its terms restricts the ability of any such Subsidiary to

          (a) pay dividends or make any other distributions on such Subsidiary's Capital Stock;

          (b) pay any Debt owed to Guarantor, Tenant or any other Subsidiary of Guarantor;

          (c) make any loans or advances to Guarantor, Tenant or any other Subsidiary of Guarantor; or

          (d) transfer any of its Property or assets to Guarantor, Tenant or any other Subsidiary of Tenant, except

               (i) non-assignment provisions in leases and other agreements entered into prior to the Nomura Closing Date; and

              (ii) customary non-assignment provisions in leases and other agreements entered into on or after the Nomura Closing Date, in the ordinary course of business.

     S15.[Intentionally Omitted].

     S16.[Intentionally Omitted].

     S17.FINANCIAL COVENANTS.

          (a)  MAINTENANCE OF CONSOLIDATED NET WORTH.  Tenant shall not permit
     (x) its Consolidated Net Worth
     as of the end of any fiscal quarter, plus (y) any amount theretofore distributed or advanced by Tenant to Guarantor pursuant to
     Section 10.7(a)(iv) of these Covenants, to the extent that such distribution or advance has resulted in a decrease in Consolidated Net Worth, to be less than the sum of

          (i) $42,000,000, PLUS

          (ii) 100% of the amount of the Consolidated Net Income of Tenant for each fiscal quarter of Tenant ending on or after July 31, 1995, with respect to which Tenant's Consolidated Net Income was greater than zero, MINUS

          (iii) with respect to any third fiscal quarter in any fiscal year of Tenant beginning with its fiscal year ended on April 30, 1996, if Tenant's Consolidated Net Income for such fiscal quarter was less than zero, 100% of the amount by which such Consolidated Net Income was less than zero, up to but not exceeding $500,000.

          (b) MINIMUM CONSOLIDATED EBITDA. Tenant shall not permit its Consolidated EBITDA, measured as of each date set forth below for the period of four consecutive full fiscal quarters of Tenant ended on such date, to be less than the corresponding amount set forth opposite such date; PROVIDED, that in the case of any such date that is earlier than April 30, 1996, the applicable measuring period shall be the period from May 1, 1995, to and including such date:


       Measuring Date                                     Amount
       --------------                                     ------
     July 31, 1995                                     $ 6,310,000
     October 31, 1995                                  $13,710,000
     January 31, 1996                                  $18,910,000
     April 30, 1996                                    $26,410,000
     July 31, 1996                                     $27,000,000
     October 31, 1996                                  $27,200,000
     January 31, 1997                                  $28,300,000
     April 30, 1997                                    $28,200,000
     July 31, 1997                                     $28,300,000
     October 31, 1997                                  $29,000,000
     January 31, 1998                                  $29,200,000
     July 31, 1998                                     $30,000,000


          (c) INTEREST EXPENSE COVERAGE RATIO. Tenant shall not permit the ratio of

               (i) Consolidated EBITDA for the period of four consecutive full fiscal quarters of Tenant ended on each date set forth below to

              (ii)  Consolidated Cash Interest Expense for such period,

to be less than the corresponding amount set forth opposite such date; PROVIDED, that in the case of any such date that is earlier than April 30, 1996, the applicable measuring period for purposes of clauses (i) and (ii) shall be the period from May 1, 1995, to and including such date:


      Measuring Date                                      Ratio
      --------------                                      -----
     July 31, 1995                                     1.65: 1.00
     October 31, 1995                                  1.75: 1.00
     January 31, 1996                                  1.60: 1.00
     April 30, 1996                                    1.65: 1.00
     July 31, 1996                                     1.70: 1.00
     October 31, 1996                                  1.70: 1.00
     January 31, 1997                                  1.80: 1.00
     April 30, 1997                                    1.80: 1.00
     July 31, 1997                                     1.80: 1.00
     October 31, 1997                                  1.85: 1.00
     January 31, 1998                                  1.90: 1.00
     July 31, 1998                                     1.95: 1.00

          (d) FIXED-CHARGE COVERAGE RATIO. Tenant shall not permit the ratio of

               (i) Consolidated Net Income Available for Fixed Charges for the period of four consecutive fiscal quarters of Tenant ended on each date set forth below to

              (ii)  Consolidated Fixed Charges for such period,

to be less than the corresponding amount set forth opposite such date; PROVIDED, that in the case of any such measuring date that is earlier than April 30, 1996, the applicable measuring period for purposes of clauses (i) and (ii) above shall be the period from May 1, 1995, to and including such date:


      Measuring Date                                      Ratio
      --------------                                      -----
     July 31, 1995                                     1.05: 1.00
     October 31, 1995                                  1.10: 1.00
     January 31, 1996                                  1.10: 1.00
     April 30, 1996                                    1.05: 1.00
     July 31, 1996                                     1.10: 1.00
     October 31, 1996                                  1.10: 1.00
     January 31, 1997                                  1.15: 1.00
     April 30, 1997                                    1.15: 1.00
     July 31, 1997                                     1.20: 1.00
     October 31, 1997                                  1.25: 1.00
     January 31, 1998                                  1.30: 1.00
     July 31, 1998                                     1.40: 1.00

          (e) CONSOLIDATED TOTAL LIABILITIES/EBITDA RATIO. Tenant shall not permit the ratio of

               (i) Consolidated Total Liabilities as of each date set forth below to

              (ii) Consolidated EBITDA for the period of four consecutive full fiscal quarters of Tenant ended on such date, plus, in the case of any such date that is earlier than July 1, 1996, $390,000 to be less than the corresponding amount set forth opposite such date; PROVIDED, that (x) in the case of any such date that is earlier than April 30, 1996, the applicable measuring period for purposes of clause (ii) above shall be the period from May 1, 1995, and (y) the amount calculated pursuant to clause (ii) above and clause (x) of this proviso shall be multiplied by (1) if such date is July 31, 1995, four, (2) if such date is October 31, 1995, two, and (3) if such date is January 31, 1996, one and one-third, for purposes of calculating such ratio:


      Measuring Date                                      Ratio
      --------------                                      -----
     July 31, 1995                                     7.50: 1.00
     October 31, 1995                                  7.20: 1.00
     January 31, 1996                                  7.50: 1.00
     April 30, 1996                                    7.20: 1.00
     July 31, 1996                                     7.10: 1.00
     October 31, 1996                                  7.10: 1.00
     January 31, 1997                                  6.70: 1.00
     April 30, 1997                                    6.50: 1.00
     July 31, 1997                                     6.40: 1.00
     October 31, 1997                                  6.20: 1.00
     January 31, 1998                                  6.10: 1.00
     July 31, 1998                                     6.00: 1.00

                       [Attach Copies of Schedule 4.1(e),
                     Schedule 4.1(j)(i), Schedule 4.1(j)(iv)
                             and Schedule 4.2(j)(i)]